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                                                                    EXHIBIT 23.7

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


     We hereby consent to the references to our firm in the letter to USA Waste Services, Inc. shareholders and under the captions "SUMMARY -- The
Merger -- Opinions of Financial Advisors," "THE MERGER AND RELATED
TRANSACTIONS -- Background of the Merger," "THE MERGER AND RELATED
TRANSACTIONS -- USA Waste's Reasons for the Merger" and "THE MERGER AND RELATED TRANSACTIONS -- Opinion of Financial Advisor to USA Waste" in the Joint Proxy Statement and Prospectus, each included in Amendment No. 1 to the Registration Statement on Form S-4 relating to the proposed merger of a subsidiary of USA Waste Services, Inc. with and into Sanifill, Inc., and to the inclusion of our opinion letter as Annex B in the Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required and we do not admit and we disclaim that we are experts with respect to any part of such Amendment to the Registration Statement within the meaning of "experts" as used in the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.


                                            DONALDSON, LUFKIN & JENRETTE
                                              SECURITIES CORPORATION


                                            By:    /s/  DOUGLAS V. BROWN
                                               ----------------------------



July 19, 1996